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                                  EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 6, 1999 relating to the financial statements, which appears in Baldwin Technology Company, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1999. We also consent to the incorporation by reference of our report dated August 6, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Stamford, CT
January 31, 2000